Annex D

AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT

Amended and Restated Stock Exchange Agreement (this "Agreement") entered into effective as of June 12, 2002, as amended July 14, 2003, by and among Andersen Group, Inc., a Delaware corporation ("AGI"), and the stockholders (the "Transferors") of ABC Moscow Broadband Communication Ltd. (the "Company"), a limited liability company organized under the laws of the Republic of Cyprus whose names are set forth on the signature pages hereof.

Introduction

Whereas, the Company currently has two (2) classes of Shares, the Class A Shares (the "Class A Shares") the Class B Shares (the "Class B Shares").

Whereas, there are 1,000 Class A Shares Outstanding owned by five (5) stockholders, including AGI which owns 500 of the 1,000 outstanding Class A Shares.

Whereas, there are 19,000 Class B Shares owned by fifty-three (53) stockholders including AGI which owns 4,500 Class B Shares.

Whereas, in total there are 20,000 Class A Shares and Class B Shares and AGI is the owner of 5,000 Class A and Class B Shares which is equal to 25% of the issued and outstanding shares of all classes of the stock of the Company.

Whereas, except for some minor technical differences that are not relevant with respect to the matters contemplated by this Agreement, there is no difference between the rights and preferences of the Class A Shares and the rights and preferences of the Class B Shares and the reference in this Agreement to "Company Shares" shall mean and refer to both the Class A Shares and the Class B Shares of the Company.

Whereas, the Transferors currently own the 15,000 Company Shares (representing 75% of the issued and outstanding shares of stock of all classes of the Company) that are not currently owned by AGI

Whereas, this Agreement contemplates a transaction in which AGI will acquire from or on behalf of the Transferors all of 15,000 Company Shares owned by the Transferors and in exchange therefor AGI will transfer to Transferors at the Closing (as defined below), one hundred fifty (150) shares of Common Stock of AGI, par value $.01 per share (the "AGI Common Stock") for each one (1) Company Share owned by or held by Transferors.

Whereas, after giving effect to the transaction contemplated hereby, AGI will own all 20,000 Company Shares and the Transferors collectively will have acquired 2,250,000 shares of AGI Common Stock.

Now, therefore, in consideration of these premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereto hereby agree as follows:

1.             Definitions.  Unless expressly provided otherwise, the following meanings shall apply equally to the singular and plural forms of the following terms.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"AGI" has the meaning set forth in the preface above.

"AGI Common Stock" means the common stock, par value $.01 per share, of AGI.

"Agreement" has the meaning set forth in the preface above.

"Amendment" means an amendment to the certificate of incorporation of AGI in the form attached as Exhibit A-1 or an amendment to the bylaws of AGI in the form attached as Exhibit A-2.

"Company" has the meaning set forth in the preface above.

"Company Shares" has the meaning set forth in the preface above.

"CCTV" means ZAO ComCor TV, a closed joint stock company organized under the laws of the Russian Federation.

"CCTV Share" means any share of the common stock, par value 10 rubles per share, of CCTV.

"Closing" has the meaning set forth in §2(c) below.

"Closing Date" has the meaning set forth in §2(c) below.

"COMCOR" means Moskovskaya Telecommunikatsionnaya Corporatsiya, an open joint stock company organized under the laws of the Russian Federation.

"COMCOR Agreement" means the Subscription Agreement by which AGI acquires all of the shares of CCTV owned by COMCOR in exchange for AGI Common Stock and, upon the closing thereof, AGI becomes the owner of all of the issued and outstanding shares of CCTV.

"COMCOR Registration Rights Agreement" means an agreement pursuant to which AGI shall grant to certain holders of AGI Common Stock other than the Transferors contractual registration rights with respect to AGI Common Stock being issued to them.

"COMCOR Voting Agreement" means an agreement pursuant to which certain holders of AGI Common Stock other than the Transferors shall agree to vote for a number of Persons nominated by the Transferors in the election of directors of AGI.

"Confidential Information" means any information concerning the businesses and affairs of CCTV that is not generally available to the public.

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, arbitral panel, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, the Republic of Cyprus, the United States, any other country or any state, as well as any county, city, municipality or other political subdivision of any of the foregoing.

 "Knowledge" means actual knowledge after reasonable investigation.

"Laws" means (a) all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, the Republic of Cyprus, the United States or any state or province thereof and (b) all rules or regulations of any securities exchange on which the securities of AGI are now or hereafter traded, quoted or listed.

"Liability" means any indebtedness, obligation and other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including without limitation all obligations of such Person (a) for borrowed money or investment commitments, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice), (d) under capital leases, (e) for Taxes or (f) in the nature of guarantee of any obligation described in clauses (a) through (d) above of any other Person.

"Lien" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, rights of first refusal, or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

"License" means any license or licenses necessary for a Party to lawfully own and operate its business, assets and properties or enter into and perform the Party's obligations under the Transaction Documents.

"Material Adverse Effect" means, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or upon such Person's ability to perform its obligations under this Agreement or any Transaction Document to which it is a party.

"Party" means AGI or anyone of the Transferors, and "Parties" means AGI and the Transferors collectively.

"Person" means an individual, a partnership, `a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

"Registration Rights Agreement" means an agreement in the form attached as Exhibit B, pursuant to which AGI shall grant to the Transferors the contractual registration rights with respect to AGI Common Stock.

 "Rule 144" means Rule 144 promulgated under the Securities Act or any successor to such rule.

 "Schedule A" means the schedule attached hereto containing the names of the Tranferors and the number or Company Shares owned by each such Transferor and the Class of Company Shares owned by each such Transferor.

 "SEC Documents" means the documents filed by AGI with the Securities and Exchange Commission pursuant to Sections 13 or 14(a) of the Securities Exchange Act.

"Securities Act" means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

 "Securities and Exchange Commission" means the United States Securities and Exchange Commission or any United States governmental body or agency succeeding to substantially all of the functions thereof.

 "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

 "Shareholder Representative" means Francis E. Baker and Oliver R. Grace, Jr. acting jointly, and not individually, and having the duties and powers specified in Section 10 below.

"Subsidiary" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the capital stock or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other managers.

"Tax" means any Russian Federation, Cypriot or United States federal, provincial, state, local or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

"Transaction Document" means each of this Agreement, the Registration Rights Agreement, and the Company Stock Certificates held by each Transferor and the stock powers relating thereto, and "Transaction Documents" means all of the foregoing agreements.

"Transferors" means and refers to all of the holders or owners of Company Shares other than AGI whose signatures are set forth on the signature pages hereof and whose names and shareholdings in Company Shares are set forth on Schedule A hereto.  "Transferor" is the singular of Transferors means and refers to one of the Transferors.

2.             Exchange of Company  Shares for AGI Common Stock.

a)             Basic Transaction.  Subject to obtaining all requisite approvals required to consummate the transaction and subject to the simultaneous consummation of the transaction contemplated by the COMCOR Agreement (the "CCTV Transaction"), AGI or its designee or nominee shall acquire from the Transferors the number of shares held by each of the Transferors as set forth opposite their respective names on Schedule A in exchange for the consideration specified below in §2(b) below and on the terms and conditions otherwise set forth herein.

b)            Exchange Ratio. At the Closing AGI shall transfer to each Transferor one hundred fifty (150) shares of AGI Common Stock for each one (1) share of Company Stock tendered for exchange by each Transferor.

c)             The Closing.  The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld L.L.P., 590 Madison Avenue, New York, New York 10022, commencing at 9:00 a.m. local time not less than one nor more than five business days after the first business day on which the closing conditions set forth at §§ 6(a) and 6(b) below may be simultaneously satisfied or waived, or such other date as the Parties may agree (the "Closing Date").

d)            Deliveries upon Execution and Delivery of This Agreement  Upon the execution and delivery of this Agreement (i) each Transferor shall deliver or cause to be delivered to AGI or its designee the various certificates, instruments and documents referred to in §6(a) below and (ii) each Transferor and AGI shall enter execute and deliver the Registration Rights Agreement.  Except for this Agreement signed by the Transferors, all of the documents and instruments delivered by the Transferors shall be held in escrow until the Closing.

3.             Representations and Warranties Concerning the Transaction.

a)             Representations and Warranties of the Transferors.  Each Transferor severally (and not jointly and severally) and solely with respect to the Transferor that is making such representations and warranties (and not with respect to other Transferors), represents and warrants to AGI that the statements and understandings contained in this §3(a) are true, complete and correct as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except as set forth on Annex I attached hereto.

i)              Organization of the Company.  To the Knowledge of the each such Transferor: (a) the Company is a limited liability company duly organized and validly existing under the laws of Republic of

Cyprus, and the Company has all necessary power and authority as a limited liability company to own its assets and to carry on its business as now being conducted and presently proposed to be conducted; and (b)  the Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company.

ii)             Authorization of Transaction. Such Transferor has full power and authority to execute and deliver the Transaction Documents and to perform his/hers/its respective obligations thereunder.  On the Closing Date, such Transferor will have full power and authority to convey, the Company Shares held by or for the benefit of such Transferor to AGI pursuant to this Agreement.  In the event that that the Transferor is an entity, all action on the part of such Transferor for the lawful execution and delivery of the Transaction Documents and the transfer and delivery of the Company Shares  hereunder has been taken or prior to the Closing will have been taken.  This Agreement constitutes, and on the Closing Date each of the Transaction Documents will constitute, the valid and legally binding obligation of such Transferor, enforceable in accordance with its terms and conditions.  Each Transferor does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by the Transaction Documents.

iii)            Noncontravention.  Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will violate (A) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Authority or court to which such Transferor is subject or (B) if such Transferor is an entity, any provision of its memorandum and articles of association or other organizational documents of any such Transferor that is an entity.

iv)           Brokers' Fees.  The Transferor has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which AGI could reasonably become liable or obligated.

v)             Investment.  Each Transferor: (A) understands that the AGI Common Stock to be received pursuant to this Agreement has not been, and will not be, registered under the Securities Act, or under any state securities Laws, and is being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering, (B) is acquiring such AGI Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment, is familiar with the risks associated with the business and operations of companies that operate in similar lines of business to AGI, and has the ability to bear the economic risks of its investment, including the potential loss of its investment, (D) has received sufficient information concerning AGI and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding AGI Common Stock and (E) is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

 vi)           Restrictions on Resale. Such Transferor understands that the AGI Common Stock to be received pursuant to this Agreement may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the sale of such AGI Common Stock, or an available exemption from registration under the Securities Act or a sale under and in compliance with Rule 144, such AGI Common Stock must be held indefinitely.  In no event will such Transferor transfer or dispose of any of the AGI Common Stock to be received pursuant to this Agreement (other than pursuant to an effective registration statement under the Securities Act) unless and until (A) such Transferor shall have notified AGI of the proposed disposition and (B) if requested by AGI, such Transferor shall have furnished to AGI, at the expense of such Transferor, an opinion of counsel reasonably satisfactory to AGI to the effect that such transfer may be made without registration under the Securities Act.  Any certificate or instrument evidencing the AGI Common Stock to be issued pursuant to this Agreement shall contain a legend substantially to the following effect:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction.  The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws, unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws and provided that the availability of such exemption is confirmed by an opinion of counsel reasonably satisfactory to Andersen Group, Inc. delivered to Andersen Group, Inc."

Unless otherwise required by applicable securities Laws, the legend set forth above shall be removed, and AGI or its transfer agent shall issue or cause to be issued a certificate without such legend to the holder of any certificate, if (x) the sale of such shares of AGI Common Stock is registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise, (y) such holder provides AGI with an opinion of counsel reasonably satisfactory to AGI, to the effect that a public sale or transfer of the shares evidenced by such certificate may be made without registration under the Securities Act or (z) such holder provides AGI with reasonable assurance and an opinion of counsel reasonably satisfactory to AGI, that the shares evidenced by such certificate may be sold in compliance with Rule 144.  In the event that the above legend is removed from any certificate and thereafter the effectiveness of a registration statement covering the shares evidenced by such certificate is suspended, or if AGI reasonably determines that a supplement or amendment to such registration statement is required by applicable securities law, then upon reasonable advance written notice to the holder of such certificate, AGI may require that the above legend be placed on any such certificate evidencing shares that cannot be sold pursuant to an effective registration statement or under Rule 144, and such Transferor shall cooperate in the placement of such legend.  Such legend shall thereafter be removed from such certificate when such shares may again be sold pursuant to an effective registration statement or under Rule 144.

vii)          Company Shares.  As of the date hereof and on the Closing Date, each Transferor will hold of record and beneficially the number of the Company Shares set forth opposite his/hers/its name on Schedule A, free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.  All such Company Shares were duly authorized and validly issued, are fully paid and non-assessable and were properly registered with the appropriate Governmental or Regulatory Authorities competent for registration of the issuance of such Company Shares.  Such Transferor is not a party to any option, warrant, purchase right or other contract or commitment other than this Agreement that could require such Transferor to sell, transfer or otherwise dispose of any capital stock of the Company.  Such Transferor is not a party to any voting trust, proxy, agreement with respect to the voting of any capital stock of the Company.

b)            Representations and Warranties of AGI.  AGI represents and  warrants to each Transferor that the statements and understandings contained in this §3(b) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except as set forth on Annex II attached hereto.

i)              Organization of AGI.  AGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  AGI has all necessary corporate power and authority to own its assets and to carry on its business as now being conducted and presently proposed to be conducted.  AGI is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on AGI.

ii)             Authorization of Transaction.  AGI has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents, to perform its obligations thereunder and to issue the shares of AGI Common Stock to be issued pursuant to this Agreement.  All corporate action on the part of AGI required for the lawful execution and delivery of the Transaction Documents, the adoption of the Amendments and the issuance and delivery of the shares of AGI Common Stock has been taken or prior to the Closing will to be received pursuant have been taken.  Upon the approval of this Agreement by AGI's stockholders and, with respect to the Transaction Documents other than this Agreement, upon execution, each of the Transaction Documents will constitute the valid and legally binding obligation of AGI, enforceable in accordance with its terms and conditions.  AGI need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by this Agreement.

iii)            Capitalization of AGI.

A)           The capitalization of AGI as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuance to AGI's stock option plans and the number of shares issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, any shares of capital stock, is as set forth on Annex II.  As of the Closing Date, the shares of AGI Common Stock to be issued to the Transferors and all of the other issued and outstanding shares of AGI Common Stock will have been duly authorized and validly issued, will be fully paid and non-assessable and will not be subject to any preemptive or similar rights.  Except as described on Annex II, as of the Closing Date there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of AGI Common Stock or other securities of AGI, and (other than the Registration Rights Agreement and the COMCOR Registration Rights Agreement) there will be no agreements or arrangements under which AGI is obligated to register the sale of any of its securities under the Securities Act.  Annex II describes all of the securities or instruments issued by AGI that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made, to such securities and instruments as a result of the issuance of securities pursuant to this Agreement and the COMCOR Agreement.  AGI is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock.  Except as described in Annex II, other than the COMCOR Voting Agreement, AGI is not and, as of the Closing, will not be a party to any voting or similar agreement or proxies relating to the voting of shares of its capital stock and is not aware of any such agreements or proxies to which it is not a party.

B)            AGI has furnished to the Transferors true and correct copies of its certificate of incorporation as in effect on the date hereof, its bylaws as in effect on the date hereof and all other instruments and agreements that to the Knowledge of AGI govern securities convertible or exchangeable into capital stock of AGI.

C)            The shares of AGI Common Stock to be issued pursuant to this Agreement will be validly issued, fully paid and non-assessable, free from all Taxes, Liens, claims and encumbrances and issued in compliance with United States federal securities Laws and the securities Laws of other applicable jurisdictions.  Such shares will not be subject to preemptive rights, rights of first refusal or similar rights of stockholders and will not impose personal liability upon the holder thereof.

iv)           Noncontravention.  Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Authority or court to which AGI is subject or any provision of its certificate of incorporation or bylaws, including the amendments thereto in the forms attached as Exhibit A-1 and Exhibit A-2.

v)            Brokers' Fees.  AGI has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Transaction Documents for which the Transferors could reasonably become liable or obligated.

vi)           Disclosure.  AGI has furnished to the Transferors all SEC Documents that AGI was required to file with the Securities and Exchange Commission since February 28, 1999.  Except as set forth in Annex II, all such SEC Documents were timely filed.  As of their respective filing dates, or such later date on which such documents were amended, such documents complied in all material respects with the requirements of the Securities Exchange Act.  As of their respective dates, or such later date on which such documents were amended, such documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading at the time of filing.  The financial statements included in such documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto.  Except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Securities and Exchange Commission, such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the consolidated financial position of AGI and its subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring adjustments).

vii)          Consents.  As of the Closing, all consents necessary for AGI to perform its obligations hereunder will have been obtained.

viii)         Material Adverse Change. Since February 28, 1999, except as described in Annex II or as set forth in the SEC Documents, there has not been:

A)   any changes in the assets, liabilities, financial condition or operations of AGI from that reflected in the financial statements included in the SEC Documents, except changes in the ordinary course of business which have not had a Material Adverse Effect, individually or in the aggregate, on AGI;

B)    any material change, except in the ordinary course of business, in the contingent Liabilities of AGI whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

C)    any damage, destruction or loss, whether or not covered by insurance, materially or adversely affecting the properties or business of AGI; or

D)    any declaration or payment of any dividend or other distribution of the assets of AGI or its subsidiaries.

ix)            Insurance.  AGI and its subsidiaries maintain such insurance relating to their business, operations and assets as is appropriate to their business and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect up to and following the

Closing Date, other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect on AGI.

x)             Litigation.  Except as described in the SEC Documents filed since February 28, 1999, there is no action, suit, proceeding or investigation pending or, to the Knowledge of AGI, currently threatened against AGI or its subsidiaries.

xi)            No General Solicitation.  Neither AGI nor any of its Affiliates nor any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of any shares of AGI Common Stock to be issued pursuant to this Agreement.

xii)           No Integrated Offering.  Neither AGI nor any of its Affiliates nor any Person acting on AGI's behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities under circumstances that would require (A) registration of any shares of AGI Common Stock under the Securities Act or cause the offering of any of the shares of AGI Common Stock to be issued pursuant to this Agreement to be integrated with prior offerings by AGI for purposes of the Securities Act or (B) compliance with any applicable stockholder approval provisions, including without limitation under the rules and regulations of the National Association of Securities Dealers.

xiii)          S-3 Registration.  AGI is currently eligible to use Form S-3 for registration of the sale by the Transferors of the Registrable Securities (as such term is defined in the Registration Rights Agreement), and AGI has filed in the preceding twelve (12) months and will file all reports required to be filed by AGI with the Securities and Exchange Commission in a timely manner so as to obtain and maintain eligibility to use Form S-3 for the resale of the Registrable Securities.

xiv)          Employees.  AGI is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with AGI, nor does AGI have a present intention to terminate the employment of any of the foregoing.  Neither AGI nor, to its Knowledge, any employee of AGI is or will be in violation of any term of any employment contract or other contract or agreement because of the nature of the business conducted by AGI or the use by any employee of his or her best efforts with respect to such business.  None of the employees of AGI belongs to any union or collective bargaining unit.

xv)           Compliance with Laws.  AGI is in compliance with all applicable Laws relating to the operation of its business and the maintenance and operation of its properties and assets, including without limitation those relating to environmental and occupational health and safety, except where the failure to so comply would not have a Material Adverse Effect on AGI.  No material expenditures are, or to the Knowledge of AGI will be, required in order to comply with any existing statutes, Laws and regulations.

xvi)          Title to Property and Assets; Leases.  Except (A) as reflected in the SEC Documents, (B) for Liens for current Taxes not yet delinquent, (C) for Liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (D) for Liens in respect of pledges or deposits under worker compensation Laws or similar legislation, (E) for minor defects in title, none of which individually or in the aggregate materially interferes with the use of such property, or (F) with respect to property or assets that are leased, AGI has good and marketable title to its property and assets, free and clear of all Liens.  With respect to any property and assets that it leases, AGI holds a valid leasehold interest free and clear of any Liens (subject to clauses (A) through (E) above).

xvii)         Tax Matters.  AGI has timely filed all tax returns and reports as required by law.  AGI has paid all taxes and other assessments due pursuant to such returns or pursuant to any assessment received by it, other than those contested by it in good faith, except where the failure to pay such taxes would not have a Material Adverse Effect on AGI.  The provision for Taxes of AGI as shown in its financial statements filed in the SEC Documents is adequate, to the Knowledge of AGI, for Taxes due and accrued as of the date thereof.

xviii)        Nasdaq Listing.  The AGI Common Stock is listed on the Nasdaq National Market.  AGI has no Knowledge of any proceedings to revoke such listing.  The sales of shares of AGI Common Stock in accordance with the terms of this Agreement will not violate any rules of the Nasdaq National Market or the National Association of Securities Dealers as in effect on the date hereof and the Closing Date.

4.             Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

a)             General.  Each of the Parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

b)            Notices and Consents.  Each of the Parties shall give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents and approvals of Governmental and Regulatory Authorities in connection with the matters referred to in §3(a)(ii) and §3(b)(ii) above.

c)             Notice of Developments.  Each Party shall give prompt written notice to the other Party of any material adverse development causing a breach of any of its representations and warranties in §3 above.  No disclosure by either Party pursuant to this §4(c), however, shall be deemed to amend or supplement Annex I or Annex II or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

d)            Blue Sky Laws.  AGI shall, on or before the Closing Date, take any such action as AGI shall reasonably determine is necessary to qualify the AGI Common Stock to be issued pursuant to §2 for sale to the Transferors under applicable securities or "blue sky" Laws of the states of the United States or any other jurisdiction (or to obtain exemption therefrom), and AGI shall provide evidence of any such action to be taken to the Transfeors on or prior to the Closing Date.

e)                   AGI Capitalization.  Between the date of this Agreement through and including the Closing Date, AGI shall not issue any additional shares of its capital stock except (i) pursuant to this Agreement, (ii) pursuant to currently outstanding instruments which provide for exercise or conversion into capital stock and (iii) as required to consummate the COMCOR Agreement.

5.             Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing.

a)             General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.  The Transferors acknowledges and agrees that, from and after the Closing, AGI will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company.

b)            Contribution to CCTV.  AGI shall make or shall cause to be made capital contributions to CCTV in the amounts, at the times and in the manner set forth on Annex III attached hereto.

c)             Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving CCTV and to the extent to which the Parties are not adverse to each other, each of the Parties shall cooperate with the other Party and its counsel in the contest or defense, shall make available its personnel at the expense of the requesting party and shall provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense.

d)            Regulatory Compliance.  The Transferors shall provide AGI, promptly upon request, with all information that AGI requires from the Transferors in order to complete any securities or regulatory filings that AGI is required or deems advisable to make.

 e)             Form D.  15 days after the Closing Date, AGI shall file with the Securities and Exchange Commission a Form D with respect to the AGI Common Stock to be issued pursuant to §2 above and shall provide a copy thereof to the Transferors

6.             Conditions to Obligation to Close.

a)             Conditions to Obligation of AGI.  The obligation of AGI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

i)              the representations and warranties set forth in §3(a) above shall be true and correct in all material respects at and as of the Closing Date;

ii)             each Transferor shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

iii)            no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Transaction Documents, (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation, (C) materially adversely effect the right of AGI to own the CCTV Shares or to control CCTV directly or (D) materially adversely effect the right of CCTV to own its assets and operate its businesses, and in each case no such injunction, judgment, order, decree, ruling or charge shall be in effect;

iv)           the Transferors shall have delivered to AGI a certificate to the effect that each of the conditions specified in §6(a)(i)-(iii) above is satisfied in all respects;

v)            each Party shall have received all other authorizations, consents and approvals of Governmental and Regulatory Authorities referred to in §3(a)(ii) and §3(b)(ii) above and on Annex I and Annex II;

vi)           the transactions contemplated by the COMCOR Agreement shall have been consummated or shall be to be consummated simultaneously with the Closing, and AGI shall hold or shall have rights to acquire simultaneously with the Closing substantially all of the capital stock of the Company;

vii)          notice of the transactions contemplated hereby shall have been filed with and accepted by the Committee on Foreign Investment in the United States under the Exon-Florio regulations, and AGI shall be reasonably satisfied that approval of the transaction will not be denied;

viii)         AGI shall have obtained the approval of its stockholders with respect to the adoption of the Amendments and the transactions contemplated hereby;

ix)            the Transaction Documents shall have been executed and delivered by the parties thereto other than AGI;

x)             AGI shall have received an opinion of Polakis Sarris with respect to issues of Cyprus law; and

AGI may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the Closing.  With regard to full performance of each of the conditions, set forth above in Section 6 (a) v)-viii) AGI shall deliver to the Transferors the certificate immediately prior to the contribution by COMCOR of all of the agreed assets to the charter capital of CCTV.

b)        Conditions to Obligation of the Transferors.  The obligation of the Transferors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

i)              the representations and warranties set forth in §3(b) above shall be true and correct in all material respects at and as of the Closing Date;

ii)             AGI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

iii)            no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Transaction Documents or (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation;

iv)           AGI shall have delivered to the Transferors a certificate to the effect that each of the conditions specified above in §6(b)(i)-(iii) is satisfied in all respects;

v)            Each Party shall have received all other authorizations, consents and approvals of Governmental and Regulatory Authorities referred to in §3(a)(ii) and §3(b)(ii) above and on Annex I and Annex II;

vi)           the transactions contemplated by the COMCOR Agreement shall have been consummated or shall be to be consummated simultaneously with the Closing;

vii)          AGI shall have obtained approval of its stockholders with respect to the transactions contemplated hereby as required by the National Association of Securities Dealers, the Laws of the State of Delaware, the Securities Exchange Act and the Exchange Act;

vii)          the Amendments shall have been adopted in accordance with applicable Law and regulations and shall be in full force and effect;

viii)         the Transaction Documents shall have been executed and delivered by the parties thereto other than the Transferors;

The Transferors may waive any condition specified in this §6(b) if it  executes a writing so stating at or prior to the Closing.

7.             Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing, even if the other Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and shall continue in full force and effect thereafter for a period of one (1) year from and after the date of the Closing.

8.             Indemnification.                 a)             To the fullest extent permitted by law, the Transferors shall severally hold AGI, its Affiliates, directors, officers, counsel, and shareholders (collectively, the "AGI Indemnitee") harmless from and against any and all third-party actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred directly by any AGI Indemnitee to the extent relating to or arising out of any material inaccuracy in or material breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by a Transferor in this Agreement.                  b)            In connection with (i) any filings made with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act related to the approval of the transactions contemplated by the Transaction Documents by the stockholders of AGI, save and except for filings made in connection with registrations undertaken in accordance with the Registration Rights Agreement, and (ii) any filings made with any securities agency of any state or other jurisdiction of the United States in connection with the issuance of the AGI Common Stock to the Transferors pursuant hereto, the Transferors shall severally indemnify and hold harmless AGI and its directors, officers, legal counsel, independent accountant and other representatives against any losses, claims, damages or liabilities, joint or several, to which any such Person may become subject under the Securities Act, the Securities Exchange Act or the securities Laws of any such state, including such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) that arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any such filings, including any document incorporated therein by reference, or any amendment or supplement to such filing, or (b) any omission or alleged omission to state in such filing a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, to the extent and only to the extent that such losses, claims, damages or liabilities are alleged under the foregoing clauses (a) or (b) to arise from any information furnished in writing on or after the date hereof by the Transferors to AGI expressly for inclusion in any such filing. the Transferors shall reimburse any Person indemnified hereunder for reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage or liability.  In addition to and without limiting the foregoing or the provisions of §10(h), all such claims under this §8 shall not be subject to the arbitration provision of §10(i) and the Transferors may be joined as a party, if permissible under governing Law, to any litigation or proceeding commenced against any Indemnified Party which gives rise to indemnity claims by such Parties under this §8.  The indemnification provided by this §8 shall be made by periodic payments by the Transferors of the amount thereof during the course of the investigation or defense, as and when bills are received by any Person indemnified hereunder and as such loss, claim, damage or liability is incurred.

9.             Termination.

a)             Termination of Agreement.  AGI and the Shareholder Representative may terminate this Agreement as provided below:

i)              AGI and the Shareholder Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

ii)             Either AGI or the Shareholder Representative may terminate this Agreement if the value per share of AGI Common Stock for purposes of §2(b) above is equal to less than Eight Dollars ($8.00) per share or greater than Twelve Dollars ($12.00) per share on the date on which the Closing can first be scheduled pursuant to §2(b).

iii)            AGI may terminate this Agreement by giving written notice to the Shareholder Representative at any time prior to the Closing in the event that any Transferor has breached any material representation, warranty or covenant contained in this Agreement, provided that AGI has notified the Shareholder Representative of the alleged breach and the breach has continued without cure for a period of 20 days after the notice of breach; and

iv)           the Shareholder Representative may terminate this Agreement by giving written notice to AGI at any time prior to the Closing in the event that AGI has breached any material representation, warranty or covenant  contained in this Agreement, provided that the Transferors has notified AGI of the alleged breach and the breach has continued without cure for a period of 20 days after the notice of breach.

b)            Effect of Termination.  If any Party terminates this Agreement pursuant to §9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party (except for any Liability of any Party then in breach).

10.                 Shareholder Representatives,

(a)           Each of the Transferors hereby designates Frank E. Baker and Oliver R. Grace, acting jointly, and not individually, as the Shareholder Representatives to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholder Representatives and hereby acknowledges that the Shareholder Representatives shall be the only persons authorized to take any action so required, authorized or contemplated by this Agreement on behalf of any Transferor.

(b)           Each Transferor shall severally indemnify the Shareholder Representatives and hold each Shareholder Representative harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of such Shareholder Representative and arising out of or in connection with the acceptance or administration of its duties hereunder.

(c) Each Transferor acknowledges and agrees that the Shareholder Representatives shall be entitled to rely on the opinion of counsel and that upon such reliance on counsel the Shareholder Representatives shall have performed their duties in good faith.

(d)             The appointment and designation of the Shareholder Representatives pursuant to this Section 10 shall be irrevocable, except in the event of the resignation of a Shareholder Representative, in which event the Transferors who then hold a majority of the Company Shares begin transferred pursuant to this Agreement shall promptly (i) designate the successor Shareholder Representative or Representatives and (ii) deliver written notice to the other parties hereto of such designation.

11.           Miscellaneous.

a)             Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the AGI or the Shareholder Representative, as the case may be; provided, however, that any Party may issue any press release, make any filing or make any other public disclosure that it believes in good faith that it is required to make by applicable law or any listing or trading agreement concerning its publicly traded securities, in which case the disclosing Party shall promptly advise the other Party prior to making the disclosure.

b)            Confidentiality.  Each Transferors shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information, except in connection with the Transaction Documents and deliver promptly to AGI or destroy, at the request and option of AGI, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.  In the event that such Transferor is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil nvestigative demand or similar process) to disclose any Confidential Information, such Transferor shall notify AGI promptly of the request or requirement so that AGI may seek an appropriate protective order or waive compliance with the provisions of this §5(g).  If, in the absence of a protective order or the receipt of a waiver hereunder, such Transferor is, on the advice of counsel, compelled by law or regulation to disclose any Confidential Information to any tribunal, then such Transferor may disclose such Confidential Information to the tribunal; provided, however, that such Transferor shall use its reasonable best efforts to obtain, at the reasonable request of AGI, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as AGI shall designate.

c)             No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

d)             Entire Agreement.  The Transaction Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any w00ay to the subject matter hereof.

e)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that AGI may assign any or all of its rights and interests hereunder to one of its Subsidiaries.

f)             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

g)             Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

h)            Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the Party, or, if not sent during such normal business hours, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) three (3) days after deposit with a nationally recognized courier, with written verification of receipt.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

If to the Transferors, to each of the Shareholder Representatives:

55 Brookville Road,
Glen Head, New York 11545
Attention: Oliver R. Grace, Jr.
Telephone Number: (516) 686-2207
Facsimile Number: (516) 626-1204

And to

Andersen Group, Inc.
405 Park Avenue-12th Floor,
New York, NY 10022
Attention Francis E. Baker
Telephone Number: (212) 826-8942
Facsimile:  (212) 888-5620

If to AGI: Anderson Group, Inc. 405 Park Avenue-12th Floor, New York, NY 10022 Attention: Francis E. Baker Telephone Number: (212) 826-8942 Facsimile: (212) 888-5620

Any Party may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.  In the event that the Shareholder Representatives receive notices intended for one, or more than one, or all of the Transferors, then in that event, the Shareholder Representative shall promptly forward copies of any such notices received by the Shareholder Representative to the respective Transferor(s) for whom such notice was intended.

i)            Governing Law and Language.

This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York; provided, however, that any agreements referred to herein which by their terms are expressly governed by the laws of another jurisdiction shall be governed by such laws; and further provided that nothing in this §11(h) shall permit any Party to bring any action, claim, demand, litigation or other legal proceeding arising out of or relating to this Agreement in any tribunal other than as set forth in §11(i) below, except to enforce an award issued by the arbitrators in accordance with §11(i) below.

j)              Arbitration.   Subject to §11(p) below, any dispute, controversy or claim between the Parties arising out of or relating to this Agreement or the breach, termination or validity hereof shall be referred to and finally resolved by arbitration in New York, New York, to the exclusion of all other procedures, in accordance with the rules then in force of the American Arbitration Association, which are deemed to be incorporated by reference into this §11(i).  In any such arbitration, three arbitrators shall be appointed in accordance with the such rules.  Where the rules of the American Arbitration Association do not provide for a particular situation, the arbitrators shall determine the course of action to be followed.  The English language shall be used throughout any arbitral proceeding.  Subject to §11(p) below, to the maximum extent permitted by applicable Law, the Parties agree not to assert any rights to have any court rule on a question of law affecting the arbitration or to hear any appeal from or entertain any judicial review of the arbitral award.

k)              Agreement Not to Assert Claims.  Each Party hereby agrees, to the fullest extent permitted by applicable Laws, that it will not assert a claim with regard to (i) any objection that it may have now or in the future to the venue of any action, suit, arbitral proceeding or proceeding in any court referred to in this §11(j), including forum non convenient, (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum., (iii) any and all rights to demand a trial by jury in any such action, suit, or proceeding brought pursuant to this section11(j) or (iv) with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement.

l)             Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

m)              Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

n)            Expenses.  Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

o)            Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

p)            Incorporation of Exhibits and Annexes.  The exhibits and annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

q)            Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event that the Transferors shall fail to deliver the CCTV Shares to be delivered on the Closing Date in accordance herewith or AGI shall fail to issue the AGI Common Stock to the Transferors on the Closing Date in accordance herewith.  Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions for specific performance to the extent but only to the extent that a failure described in the preceding sentence shall occur in addition to any other remedy to which such Party may be entitled at law or in equity, so long as the Party seeking specific performance has met all conditions to the performance of such obligations and the performance of such obligations is reasonably within the control of the Party with respect to which specific performance of an obligation is sought.  In no event shall this §10(q) be construed to entitle either Party to specific performance of any other obligation in the Transactions Documents.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ANDERSEN GROUP, INC.

By:___________________________

Title:__________________________

Each of the undersigned Francis E. Baker and Oliver R. Grace, Jr. hereby acknowledges his appointment and designation as a Shareholder Representative and his willingness to fulfill the duties of a Shareholder Representative contemplated by this Agreement.

SHAREHOLDER REPRESENTATIVE

_____________________

Francis E. Baker

____________________

Oliver R. Grace, Jr.

By signing below and following the "Instructions For Acceptance of the Exchange Offer," (a copy of which is enclosed herewith), the undersigned Transferors hereby accept the Exchange Offer:

Field Nominees Limited

By: _________________________

       Name: ___________________

       Title:   ___________________

Sputnik Investment

By: _________________________

       Name: ___________________

       Title:   ___________________

Brookside E Ventures

By: _________________________

       Name: ___________________

       Title:   ___________________

Sterling Grace Capital Management L.P.

By: _________________________

       Name: ___________________

       Title:   ___________________

Drake Associates L.P.

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

Francis E. Baker

Firebird Republic Fund

By: _________________________

       Name: ___________________

       Title:   ___________________

Islandia, L.P.

By: _________________________

       Name: ___________________

       Title:   ___________________

_____________________________

Thomas McPartland

_____________________________

James Pinto

The Anglo American Security Fund, L.P.

By: _________________________

       Name: ___________________

       Title:   ___________________

Sage Venture Partners

By: _________________________

       Name: ___________________

       Title:   ___________________

International Investment Fund L.P.

By: _________________________

       Name: ___________________

       Title:   ___________________

Diversified Long Term Growth Fund L.P.

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

Dr. Phillip George

Firebird Fund

By: _________________________

       Name: ___________________

       Title:   ___________________

Galt Nominees

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

Hildgarde E. Mahoney

Maranello Holdings, LLC

By: _________________________

       Name: ___________________

       Title:   ___________________

_____________________________

Peter Bennett

Firebird New Russia Fund

By: _________________________

       Name: ___________________

       Title:   ___________________

Moretons Holdings Limited

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

Anne Marie Lubrano

Churchill

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

John R. Grace

JOP Partners

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

Robert M. Grace

Woodmont Capital LLC

By: _________________________

       Name: ___________________

       Title:   ___________________

______________________________

Allen Dulles Jebsen

PLFB, LLC

By: _________________________

       Name: ___________________

       Title:   ___________________

Frank's Sports Corp.

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

Arthur C. Merrill, Jr.

_____________________________

Damon Ball

Murdoch & Company

By: _________________________

       Name: ___________________

       Title:   ___________________

Telcom Partners L.P.

By: _________________________

       Name: ___________________

       Title:   ___________________

___________________________

Harvey Sawikin

___________________________

James D. Sterling

___________________________

Kevin A. Daigh

PMTZ, LLC

By: _________________________

       Name: ___________________

       Title:   ___________________

Ruth Jervis Trustee FBO Wayne Jervis

By: _________________________

       Name: ___________________

       Title:   ___________________

____________________________

Robert S. Field

_____________________________

John Cefaly

_____________________________

James Reeves

____________________________

Oliver Grace C/F Courtland Palmer

_____________________________

Oliver Grace C/F Eric Royce Palmer

____________________________

Oliver Grace C/F Randall Palmer

_______________________________

Oliver Grace C/F Reed Charles Palmer

_______________________________

Andrew M. O'Shea

____________________________

Edward C. Lord, III

____________________________

Michael Mullady

____________________________

Eric Johnston

____________________________

Mark Ford

                                                                                                                SCHEDULE A

			Balance
	Class A	Class B	Total
	Shares	Shares	Shares	% of Total Shares

FIELD NOMINEES	430	4,930	5,360	26.8%
SPUTNIK INVESTMENT		1,000	1,000	5.0%
BROOKSIDE eVENTURES		1,000	1,000	5.0%
STERLING GRACE CAPITAL MGMT LP		900	900	4.5%
DRAKE ASSOCIATES	30	565	595	3.0%
F. BAKER		500	500	2.5%
FIREBIRD REPUBLIC FUND		500	500	2.5%
ISLANDIA, L.P.		500	500	2.5%
T. MCPARTLAND		500	500	2.5%
JAMES PINTO		350	350	1.8%
ANGLO AMERICAN SECURITY FUND L.P.		300	300	1.5%
SAGE VENTURE PARTNERS		250	250	1.3%
INTERNATIONAL INVESTMENT FUND, LP		225	225	1.1%
DIVERSIFIED LONG TERM GROWTH FUND	15	195	210	1.1%
Dr. PHILLIP GEORGE		200	200	1.0%
FIREBIRD FUND		200	200	1.0%
GALT NOMINEES		200	200	1.0%
H. MAHONEY		200	200	1.0%
MARANELLO HOLDINGS, LLC		200	200	1.0%
P. BENNETT		200	200	1.0%
FIREBIRD NEW RUSSIA FUND		150	150	0.8%
MORETONS HOLDINGS LIMITED		150	150	0.8%
ANNE MARIE LUBRANO		100	100	0.5%
CHURCHILL		100	100	0.5%
JOHN R.. GRACE		100	100	0.5%
JOP PARTNERS		100	100	0.5%
ROBERT GRACE		100	100	0.5%

WOODMONT CAPITAL LLC		100	100	0.5%
ALLEN JEBSEN		75	75	0.4%
PLFB, LLC		75	75	0.4%
FRANK SPORTS CORP		70	70	0.4%
A. MERRILL, JR.	25	25	50	0.3%
DAMON BALL		50	50	0.3%
MURDOCH & COMPANY		50	50	0.3%
TELCOM PARTNERS L.P.		50	50	0.3%
HARVEY SAWIKIN		40	40	0.2%
JAMES STERLING		25	25	0.1%
KEVIN A. DAIGH		25	25	0.1%
PMTZ,LLC		25	25	0.1%
RUTH JERVIS HEE FBO WAYNE JERVIS		25	25	0.1%
ROBERT FIELD		23	23	0.1%
JOHN CEFALY		20	20	0.1%
JAMES REEVES		15	15	0.1%
OLIVER GRACE C/F Courtland Palmer		13	13	0.1%
OLIVER GRACE C/F Eric Royce Palmer		13	13	0.1%
OLIVER GRACE C/F Randall Palmer		13	13	0.1%
OLIVER GRACE C/F Reed Charles Palmer		13	13	0.1%
ANDREW M. O'SHEA		10	10	0.1%
EDWARD C. LORD III		10	10	0.1%
MICHAELA MULLADY		10	10	0.1%
ERIC JOHNSTON		5	5	0.0%
MARK FORD		5	5	0.0%
	-------	---------	---------	-----------
	500	14,500	15,000	100.00%
	-------	---------	---------	-----------